Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-94491, 033-77554 and 333-67726 of MATEC Corporation on Form S-8, of our report dated February 15, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of MATEC Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 26, 2002